Exhibit 10.12

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the "Agreement") is made as of May 20, 2014 ("Effective Date"), by and between Owlet Baby Care ("Subscriber"), having offices in Provo, Utah, and Ayla Networks, Inc. ("Ayla"), having offices at 607 W. California Ave., Sunnyvale, California 94086.

1	Description of Services. Ayla's Services allow manufacturers to build "Devices," which are devices which connect to or interoperate with the Services. The "Services" consist of (a) Ayla's web sites located at aylanetworks.com (the "Site"); (b) Ayla Cloud Services, a platform that allows Subscriber and Subscriber's end user customers to view and manage Subscriber's use of the Service and manage Devices; (c) Ayla Connectivity Stacks, which consists of software that enables a Device to connect to Ayla Cloud Services; and (d) Ayla Application Libraries, which consist of software that allows Subscriber to build applications that allow Subscriber's end user customers to access Devices and the Service (collectively with (c), the "Software"). The Services may also include data and other content and printed and electronic documentation provided by Ayla ("Documentation"). Any new features added to or augmenting the Service are also subject to this Agreement.

2	Access and Use of the Service; Restrictions.

2.1	Subject to the terms of this Agreement, Ayla hereby grants Subscriber a limited, non-exclusive, non-transferable, non-sublicensable, license during the term of this Agreement to (i) access Ayla Cloud Services pursuant to the terms provided therein and in accordance with the selected device and data plan; (ii) install the Software onto Devices in order to allow them to access the Service; (iii) install, copy, use and modify the microcontroller code drivers contained in the Software that implement the APIs for the Ayla Connectivity Stacks solely as necessary to incorporate onto Devices to allow them to connect to the Service; (iv) install, copy, use and modify the Ayla Application Libraries contained in the Software to create applications that allows end user customers to access their Devices and the Service; and (v) distribute the Software in object form only and as incorporated in Devices to distributors and purchasers of the Devices pursuant to end user license agreements at least as protective of Ayla as the terms of this Agreement. Any rights not expressly granted herein are reserved and no license or right to use any trademark of Ayla or any third party is granted to Subscriber in connection with the Services. For clarity, Ayla reserves the right to refuse connection to the Ayla Cloud Service by any Device that is not in compliance with its selected device and/or data plan.

2.2	Subscriber will not, directly or indirectly: (i) reverse engineer, decompile, disassemble or otherwise attempt to discover the source code, object code or underlying structure, ideas or algorithms of the Services or any software or documentation related to the Services; (ii) modify, translate, or create derivative works based on the Services or any Software (except to the extent expressly permitted by Ayla or authorized within the Services); (iii) use the Services in connection with any other software in a manner that would modify the license terms of the Software or require Ayla or its licensors to distribute or make available any of Ayla's or such licensors' proprietary software or intellectual property; or (iv) remove, efface or obscure any proprietary notices or labels. Subscriber will not (and will not allow any third party to) use any portion of the Services, including without limitation the microcontroller code drivers or software included in the Ayla Connectivity Stacks, to connect a Device to any website or service other than*.aylanetworks.com without Ayla's explicit written consent.

2.3	Subscriber agrees to promptly communicate to Ayla Subscriber's discovery of any bugs or errors in the Services, and Subscriber may communicate to Ayla suggestions for improvements to the Services (collectively, "Feedback"). Ayla shall own all right, title, and interest in and to the Feedback, and will be entitled to use the Feedback without restriction. Ayla shall not be required to use any Feedback, including fixing any bugs or errors, and will in its sole discretion determine the manner and schedule for any bug or error fixes.

2.4	Subscriber is responsible for obtaining and maintaining any equipment and ancillary services needed to connect to, access or otherwise use the Services, including, without limitation, Devices, modems, hardware, servers, software, operating systems, networking, and web servers (collectively, "Equipment''). Subscriber shall also be responsible for maintaining the security of the Equipment, Subscriber's account, passwords (including but not limited to administrative and user passwords) and files, and for all uses of Subscriber's account or the Equipment with or without Subscriber's knowledge or consent.

2.5	Subscriber represents, covenants, and warrants that Subscriber will use the Services only in compliance with this Agreement, Ayla's standard published policies then in effect, and all applicable laws and regulations (including but not limited to policies and laws related to spamming, privacy, intellectual property, consumer and child protection, obscenity or defamation). Any use of the Services in violation of the foregoing will result in immediate termination of Subscriber's account and Ayla may pursue all available remedies at law and equity. Subscriber hereby agrees to indemnify and hold harmless Ayla against any damages, losses, liabilities, settlements and expenses (including without limitation costs and attorneys' fees) in connection with any claim or action that arises from an alleged violation of the foregoing or otherwise from Subscriber's use of Services in violation of this Agreement. Without limiting Ayla's other rights and remedies, Subscriber acknowledges and agrees that any actual or threatened breach of Sections 4 or 5 would result in irreparable harm to Ayla, and Ayla shall be entitled to equitable relief as a remedy for such breach.

3	Payment. Subscriber will pay fees for the Services as set out in Exhibit A of this Agreement. Subscriber agree to pay all fees due to Ayla within 30 days after invoice, or in any other manner agreed to by Subscriber and Ayla in writing. If Subscriber disputes any charges, Subscriber must let Ayla know within sixty (60) days after the date that Ayla invoices Subscriber. Subscriber is responsible for all taxes associated with Subscriber's use of the Services, excluding taxes based on Ayla's income.

4	Confidentiality. Each party (the "Receiving Party") understands that the other party (the "Disclosing Party") has disclosed or may disclose business, technical or financial information relating to the Disclosing Party's business, which may include personally identifying information of individuals (hereinafter referred to as "Proprietary Information" of the Disclosing Party). Proprietary Information of Ayla includes non-public information regarding features, functionality and performance of the Service. The Receiving Party agrees: (i) to take reasonable precautions to protect such Proprietary Information, and (ii) not to use (except as expressly permitted herein) or divulge to any third person any such Proprietary Information. The Disclosing Party agrees that the foregoing shall not apply with respect to any information after five (5) years following the disclosure thereof or any information that the Receiving Party can document (a) is or becomes generally available to the public, or (b) was in its possession or known by it prior to receipt from the Disclosing Party, or (c) was rightfully disclosed to it without restriction by a third party, or (d) was independently developed without use of any Proprietary Information of the Disclosing Party or (e) is required by law.

5	Data. All data provided by Subscriber and Subscriber's end user customers to the Services (collectively, "Device Data") belong to Subscriber and/or Subscriber's end user customers, as applicable. Subscriber hereby grants Ayla, and will contractually obligate Subscriber's end user customers to grant to Ayla, a perpetual, worldwide, non-exclusive, royalty-free, fully paid up, assignable and transferable right and license to use Device Data to provide the Services, to improve and enhance the Services and Devices, and for other development, diagnostic and corrective purposes in connection with the Services. Ayla may collect certain usage statistics and data from the Service and information on which portion of the Services are being used and how they are being used. Such data may be used by Ayla in aggregated and anonymized format in order to improve and enhance the Services and otherwise in connection with Ayla's business.

6	Term and Termination. This Agreement will be in effect as of the Effective Date and continue for the term set forth in Exhibit A. Subscriber has the right to terminate Subscriber's account and this Agreement at any time in accordance with the procedures set forth on the Services. Either party may terminate this Agreement upon thirty (30) days' notice (or immediately and without notice in the case of nonpayment or breach of Section 2), if the other party materially breaches any of the terms or conditions of this Agreement. Subscriber will pay in full for the Services contractually committed except in the case of breach by Ayla. Upon any termination, all rights and licenses granted to Subscriber hereunder will immediately terminate, other than sublicenses of the software binaries and microcontroller code drivers included in the Ayla Connectivity Modules solely as installed onto a Device pursuant to Section 2.1(iv) (subject to continued payment, if applicable) and Subscriber's and Ayla's rights to data under Section 5. All sections of this Agreement which by their nature should survive termination will survive termination, including, without limitation, restrictions on use, accrued rights to payment, data, confidentiality obligations, indemnification obligations, warranty disclaimers, and limitations of liability.

7	Transition Assistance Services. If Ayla discontinues the Services or Documentation, ceases to do business in the ordinary course, or files any petition for bankruptcy, Ayla will, at Subscriber's cost, provide to Subscriber reasonable transition assistance to allow the Services to continue without interruption or disruption, to minimize adverse effect, and to facilitate the orderly transfer of the services to Subscriber or Subscriber's designee.

8	WARRANTIES AND DISCLAIMER. Ayla shall use reasonable efforts consistent with prevailing industry standards to provide and maintain the Services in a manner which minimizes errors and interruptions in the Services. Services may be temporarily unavailable for scheduled maintenance or for unscheduled emergency maintenance, either by Ayla or by third-party providers, or because of other causes beyond Ayla's reasonable control, but Ayla shall use reasonable efforts to provide advance notice in writing or by e-mail of any scheduled service disruption. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE SERVICES, ARE PROVIDED ON AN "AS IS" AND "AS AVAILABLE" BASIS WITHOUT ANY WARRANTIES OF ANY KIND, AND AYLA EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.

9	LIMITATION OF LIABILITY.

9.1	UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY (WHETHER IN CONTRACT, TORT, OR OTHERWISE) SHALL AYLA BE LIABLE TO SUBSCRIBER OR ANY THIRD PARTY FOR (A) ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, LOST SALES OR BUSINESS, LOST DATA OR BUSINESS INTERRUPTION, OR (B) FOR ANY DIRECT DAMAGES, COSTS, LOSSES OR LIABILITIES IN EXCESS OF THE FEES ACTUALLY PAID BY SUBSCRIBER IN THE SIX (6) MONTHS PRECEDING THE EVENT GIVING RISE TO SUBSCRIBER'S CLAIM. THE PROVISIONS OF THIS SECTION ALLOCATE THE RISKS UNDER THIS AGREEMENT BETWEEN THE PARTIES, AND THE PARTIES HAVE RELIED ON THESE LIMITATIONS IN DETERMINING WHETHER TO ENTER INTO THIS AGREEMENT.

9.2	Some states do not allow the exclusion of implied warranties or limitation of liability for incidental or consequential damages, which means that some of the above limitations may not apply to Subscriber. IN THESE STATES, AYLA'S LIABILITY WILL BE LIMITED TO THE GREATEST EXTENT PERMITTED BY LAW.

9.3	The Services are not designed, intended, or certified for use in components of systems intended for the operation of weapons, weapons systems, nuclear installations, means of mass transportation, aviation, life support computers or equipment (including resuscitation equipment and surgical implants), pollution control, hazardous substances management, or for any other dangerous application in which the failure of the Services could create a situation where personal injury or death may occur. Subscriber may not use the Services in connection with such equipment or application.

10	Indemnification.

10.1	Subscriber shall defend, indemnify, and hold harmless Ayla from and against any claims, actions or demands, including without limitation reasonable legal and accounting fees, arising or resulting from Subscriber's breach of this Agreement, or Subscriber's use or misuse of the Services.

10.2	Ayla shall indemnify, defend, and hold harmless Subscriber against any liabilities, damages and costs (including reasonable attorneys' fees) payable to a third party arising out of a third party claim alleging that the use of the Services as permitted herein infringe any third party intellectual property right. Notwithstanding the foregoing, Ayla will have no obligation under this section or otherwise with respect to any infringement claim to the extent based upon (i) any unauthorized use, reproduction, or distribution of the Services, any breach of this Agreement by Subscriber, or any specifications supplied by Subscriber which cannot be implemented in a manner without causing the relevant claim, (ii) any combination of the Services with other products, equipment, software, uses or data not supplied, authorized or recommended by Ayla, (iii) any modification of the Services by any person other than Ayla or its authorized agents or contractors or (iv) any activity after Ayla has provided Subscriber with a work around or modification that would have avoided such issue without materially adversely affecting the functionality or availability of the Services. Further, if Ayla reasonably believes that all or any portion of the Services, or the use thereof, is likely to become the subject of any infringement claim, suit or proceeding, Ayla will procure, at Ayla's expense, for Subscriber the right to continue using the Services in accordance with the terms hereof, replace or modify the allegedly infringing Service to make it non-infringing, or, in the event the preceding is infeasible or not commercially practicable, Ayla may, in its sole discretion, terminate this Agreement or the applicable Statement of Work upon written notice to Subscriber and refund to Subscriber any prepaid amounts for unused Services.

10.3	A party seeking indemnity shall provide the indemnifying party with prompt notice of any claim, allow the indemnifying sole control over defense and settlement of the claim, and provide reasonable assistance with defense and settlement.

11	Export Controls. Subscriber may not remove or export from the United States or allow the export or re-export of the Services, Software or anything related thereto, or any direct product thereof in violation of any restrictions, laws or regulations of the United States Department of Commerce, the United States Department of Treasury Office of Foreign Assets Control, or any other United States or foreign agency or authority. As defined in FAR section 2.101, the Software and documentation are "commercial items" and according to DFAR section 252.2277014(a)(1) and (5) are deemed to be "commercial computer software" and "commercial computer software documentation." Consistent with DFAR section 227.7202 and FAR section 12.212, any use modification, reproduction, release, performance, display, or disclosure of such commercial software or commercial software documentation by the U.S. Government will be governed solely by the terms of this Agreement and will be prohibited except to the extent expressly permitted by the terms of this Agreement.

12	Miscellaneous. If any provision of this Agreement is found to be unenforceable or invalid, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement will otherwise remain in full force and effect and enforceable. This Agreement is not assignable, transferable or sublicensable by Subscriber except with Ayla's prior written consent. Ayla may transfer and assign any of its rights and obligations under this Agreement without consent. This Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements, communications and other understandings relating to the subject matter of this Agreement, and that all waivers and modifications must be. in a writing signed by both parties, except as otherwise provided herein. No agency, partnership, joint venture, or employment is created as a result of this Agreement and Subscriber does not have any authority of any kind to bind Ayla in any respect whatsoever. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover costs and attorneys' fees. This Agreement shall be governed by the laws of the State of California without regard to the principles of conflicts of law. Unless otherwise elected by Ayla in a particular instance, Subscriber hereby expressly agree to submit to the exclusive personal jurisdiction of the federal and state courts of the State of California for the purpose of resolving any dispute relating to Subscriber's access to or use of the Service.

IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the day, month, and year written above.

Owlet Baby Care		AYLA NETWORKS, INC.
By:	/s/ Zach Bomsta	By:	/s/David Friedman
Name:	Zach Bomsta	Name:	David Friedman
Title:	CTO, Co-Founder	Title:	CEO
Date:	5/21/2014	Date:	7/22/14